Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Nos. 333-196994 and 333-198569) on Form S-3 of Marathon Patent Group, Inc. of our report dated December 19, 2014, relating to our audit of the financial statements of MedTech Subsidiaries as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
December 19, 2014